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Exhibit 23.7

CONSENT OF ROSEN CONSULTING GROUP

        We hereby consent to the use of our name in the Registration Statement to be filed by Eola Property Trust on Form S-11 and the related Prospectus and any amendments thereto (collectively, the "Registration Statement"), the filing of the Rosen Consulting Group National and Selected Economic and Office Market Overviews study prepared for Eola Property Trust (the "Market Study") as an exhibit to the Registration Statement and the references to the Market Study and the inclusion of market data collected and/or prepared by our firm wherever appearing in the Registration Statement, including but not limited to the references to our firm on the "Table of Contents" page and under the headings "Summary," "Forward-Looking Statements," "Economic and Market Overview," "Business and Properties" and "Experts."

Dated: January 5, 2011

Rosen Consulting Group
By:	/s/ CAROLINE R. GREEN
Name:	Caroline R. Green
Title:	Senior Vice President

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  Exhibit 23.7
CONSENT OF ROSEN CONSULTING GROUP